Exhibit 5.1

[LETTERHEAD OF YIGAL ARNON & CO.]

Tel Aviv

Direct Dial:	+972-3-608-7726
Direct Fax:	+972-3-608-7714
E-mail:	Davids@arnon.co.il

Tower Semiconductor Ltd.
P.O. Box 619
Migdal Haemek
Israel, 23105

Ladies and Gentlemen:

We have acted as Israeli counsel to Tower Semiconductor Ltd. (the "Company"), a corporation organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company's registration statement on Form F-3 (Registration No. 333-110486) (the "Registration Statement") for the offer and sale of up to 13,800,000 of the Company's Ordinary Shares, par value 1.00 NIS (the "Shares") in accordance with the terms and conditions set forth in the final Registration Statement.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion:

1.	The Shares are duly authorized, legally issued, fully paid and non-assessable.
2.	Subject to the limitations set forth in the section of the Registration Statement captioned "Taxation and Government Programs," we confirm that you may rely on the discussion in that section of the Registration Statement, under the subheadings "Israeli Capital Gains Tax" and "Israeli Tax on Dividend Income," of the material Israeli tax consequences relating to persons purchasing the Shares. To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, we cannot assure you that the tax authorities will accept the views expressed in the discussion in question.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel as of the date hereof, and we disclaim any opinion whatsoever with respect to matters of governed by the laws of any other jurisdiction. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. We express no opinion on any matter other than the matters set forth in this opinion letter. Any change in applicable law or in the facts or documents on which our opinion is based or any inaccuracy of the representations or assumptions on which we have relied may affect the validity of the foregoing opinion.

Our conclusions in section 2 above are based on the Income Tax Ordinance [New Version] and the Israel/U.S. Tax Treaty 1993 and administrative and judicial guidance and interpretations promulgated thereunder or applicable thereto, all as in effect on the date hereof or as assumed to apply to as described herein. The Income Tax Ordinance [New Version], the regulations promulgated thereunder, the Israel/U.S. Tax Treaty 1993 and interpretations of the courts and the Israel Income Tax Authority are subject to change at any time, and, in some circumstances, with retroactive effect. Any such change after the date of this letter could affect our opinion herein. This firm undertakes no obligation to update this letter in the event of a change in the legal authorities, facts, or documents on which our opinions are based or of any inaccuracy of the representations or assumptions on which we have relied in rendering this opinion. An opinion of counsel represents only counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the Israel Income Tax Authority or that a court considering the issues would not hold otherwise.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions "Taxation and Government Programs" and "Legal Matters."

Very truly yours,

Yigal Arnon & Co.